EXHIBIT 5.1
                             RIORDAN & McKINZIE
                       A Professional Law Corporation

                      300 S. GRAND AVENUE, 29TH FLOOR
                    LOS ANGELES, CALIFORNIA  90071-3155










                              April 9, 1998

                                                                13-364-001

Maxwell Technologies, Inc.
9275 Sky Park Court
San Diego, California  92123

Ladies and Gentlemen:

    We have acted as counsel to Maxwell Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 121,259 authorized and previously issued shares of the Common Stock (the "Shares"), $.10 par value per share, of the Company to be sold by certain selling stockholders. This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act in connection with the Registration Statement on Form S-3, including all pre-effective and post-effective amendments thereto (the "Registration Statement"), for the aforementioned sale, filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

    In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

    Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that, the Shares are duly authorized, validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Riordan & McKinzie

Riordan & McKinzie